UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2006

TeraForce Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11630	76-0471342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 East Campbell Road, Richardson, Texas		75081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	469-330-4960

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 1, 2006 the Company and its wholly-owned subsidiary, DNA Computing Solutions, Inc. (collectively the "Debtors") along with their secured creditors (the "Bean Group") filed the Debtors’ and Bean Group’s Fourth Amended Joint Consolidated Chapter 11 Plan of Reorganization (the "Plan") in the United States Bankruptcy Court for the Northern District of Texas Dallas Division (the "Bankruptcy Court"). Also on March 1, the Debtors and the Bean Group filed the Fifth Amended Disclosure Starement in Support of the Debtors' and Bean Group's Fourth Amended Joint Consolidated Chapter 11 Plan of Reorganization(the "Disclosure Statement") with the Bankruptcy Court. The Plan and the Disclosure Statement are filed as Exhibits 99.1 and 99.2 hereto.

On March 2, 2006 the Bankruptcy Court entered an order approving the Disclosure Statement and authorizing the Debtors and the Bean Group to solicit ballots for the acceptance or rejection of the Plan by creditors. Confirmation of the Plan is subject to a favorable vote by creditors, review and approval by the Bankruptcy Court and satisfaction of the confirmation requirements of the Bankruptcy Code.

The Bankruptcy Court has scheduled a hearing on the confirmation of the Plan for April 4, 2006. Objections to confirmation of the Plan must be filed with the Bankruptcy Court by March 31, 2006. In addition, ballots for the acceptance or rejection of the Plan must be received by the balloting agent by March 31, 2006.

Under the Plan:
· The Bean Group would receive 100% of the equity in the reorganized Debtors. The Bean Group would cause the reorganized Debtors to fund certain amounts of the fund to be distributed to unsecured creditors, to fund certain amounts related to litigating certain causes of action held by the reorganized Debtors, and to pay all allowed administrative claims resulting from the bankruptcy cases.
· Unsecured Creditors would receive a pro rata cash distribution from a fund of $475,000, which amount may be increased by $175,000 should certain unsecured claims be allowed by the Bankruptcy Court.
· O. S. Wyatt, Jr. ("Wyatt") would agree to waive any right to distribution from the unsecured creditor fund and in return for the settlement of certain claims would fund certain amounts related to the distribution to unsecured creditors and related to the cost of litigating certain causes of action held by the reorganized Debtors. Wyatt would receive 90% of any net proceeds from the causes of action, a portion of which would be distributed to holders of the Company’s 12% Subordinated Convertible Notes.
· Don B. Carmichael would agree to waive any right to distribution from the unsecured creditor fund and would receive a cash payment in the amount of $275,000 from the Bean Group in settlement of certain intercreditor disputes between those parties.
· Holders of the Company’s 12% Subordinated Convertible Notes would receive a pro rata distribution from 5% of any net proceed from certain causes of action held by the Reorganized Debtors.
· Holders of the Company’s common stock would receive no distribution and all outstanding common stock would be cancelled upon the effective date of the Plan.

Holders of the Company’s common stock my obtain a copy of the Plan and Disclosure Statement by sending a request to the following:
TeraForce Technology Corporation
1240 East Campbell Road
Richardson, Texas 75081
Attn: Robert P. Capps, Chief Financial Officer
469-330-4960

The Plan and Disclosure Statement are also available on the Company’s web site at www.teraforcetechnology.com

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Debtors’ and Bean Group’s Fourth Amended Joint Consolidated Chapter 11 Plan of Reorganization.

Exhibit 99.2 Fifth Amended Disclosure Statement in Support of the Debtors’ and Bean Group’s Fourth Amended Joint Consolidated Chapter 11 Plan of Reorganization.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeraForce Technology Corporation

March 3, 2006	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Debtors' and Bean Group's Fourth Amended Joint Consolidated Chapter 11 Plan of Reorganization
99.2	Fifth Amended Disclosure Statement in Support of Debtors' and Bean Group's Fourth Amended Joint Consolidated Chapter 11 Plan of Reorganization